CILCORP INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1996
(Thousands of Dollars)

                           CIM      CVI     QST                              CONSOL.  TOTAL     CILCO       CONSOL.      CILCORP
                           CONSOL.  CONSOL. CONSOL.(1)   ESE        CILCORP   ADJUST.  NONUTIL   CONSOL.    ADJUST.       CONSOL.
Current Assets                 45  4,376    12,534       32,742      9,566     (9,371)   49,892    133,361     (1,046)      182,207
Investment in CILCO                                                322,306              322,306              (322,306)            0
Investment in CIM                                                    8,601     (8,601)        0                                   0
Investment in CVI                                                      873       (873)        0                                   0
Investment in ESE                                                   47,210    (47,210)        0                                   0
Investment in QST                                                   (1,198)     1,198         0                                   0
Investments & Other Prop  150,332    647       178                  41,998    (41,999)  151,156      4,311       (630)      154,837
Property, Plant and Equipment                2,385       16,494        742          3    19,624    871,980                  891,604
Other Assets                   42      5       193       29,966        187         (6)   30,387     26,517        141        57,045
  Total Assets            150,419  5,028    15,290       79,202    430,285   (106,859)  573,365  1,036,169   (323,841)    1,285,693


Current Liabilities        21,205  4,157    16,488       11,296     19,443    (15,496)   57,093    101,969     (1,691)      157,371
Long-Term Debt             22,000                        19,327     42,000    (41,100)   42,227    278,439                  320,666
Deferred Credits           98,613                         1,369        637      5,221   105,840    267,351        140       373,331
Preferred Stock                                                                               0     66,120                   66,120
Common Stock                5,822  3,384     2,800       52,350    190,760    (64,356)  190,760    185,661   (185,661)      190,760
Retained Earnings           2,779 (2,513)   (3,998)      (5,140)   177,445      8,872   177,445    136,629   (136,629)      177,445
 Tot Liab &Stockhlders Eq 150,419  5,028    15,290       79,202    430,285   (106,859)  573,365  1,036,169   (323,841)    1,285,693

[FN]
(1) -- Excluding ESE

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1996
(Thousands of Dollars)

                                                        CLM    CIM ENERG CIM        CIM AIR CONSOL.  CIM
                                             CIM        CONSOL INV       LEASING    LEASING ADJUSTME CONSOLIDATED
Current Assets                                27,322       19                               (27,296)       45
Investment in CLM                              3,487                                         (3,487)        0
Investment in CIM ENERGY                      (1,717)                                         1,717         0
Investment in CIM LEASING                      5,641                                         (5,641)        0
Investment in CIM AIR LEASING                  2,722                                         (2,722)        0
Investments and Other Property                 9,622   95,514       128     30,835  14,233            150,332
Other Assets                                      42                                                       42
  Total Assets                                47,119   95,533       128     30,835  14,233  (37,429)  150,419


Current Liabilities                           16,518   18,307     1,198     13,008    (530) (27,296)   21,205
Long-Term Debt                                22,000                                                   22,000
Deferred Taxes                                         73,739       647     12,186  12,041             98,613
Common Stock                                   5,822      730         1          1       1     (733)    5,822
Retained Earnings                              2,779    2,757    (1,718)     5,640   2,721   (9,400)    2,779
  Total Liabilities and Stockholder's Equity  47,119   95,533       128     30,835  14,233  (37,429)  150,419

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1996
(Thousands of Dollars)

                                                                         CONSOL.    CLM
                                    CLM        CLM 4  CLM 6     CLM 7 & 8 ADJUSTME  CONSOLIDATED
Current Assets                            24                                    (5)      19
Investment in CLM 4                    1,919   18,993                       (1,919)  18,993
Investment in CLM 6                    3,654           34,316               (3,654)  34,316
Investment in CLM 7 & 8                1,481                    19,893      (1,481)  19,893
Investments and Other Property        22,312                                         22,312
Other Assets                          14,994                               (14,994)       0
  Total Assets                        44,384   18,993  34,316   19,893     (22,053)  95,533


Current Liabilities                   17,300    7,671   9,985   (1,650)    (14,999)  18,307
Long-Term Debt                                                                            0
Deferred Taxes                        23,597    9,403  20,677   20,062               73,739
Preferred Stock                                                                           0
Common Stock                             730        1       1        2          (4)     730
Retained Earnings                      2,757    1,918   3,653    1,479      (7,050)   2,757
  Total Liabilities and Stockholder's
        Equity                        44,384   18,993  34,316   19,893     (22,053)  95,533

CILCORP INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
FOR YEAR ENDED DECEMBER 31, 1996
(Thousands of Dollars Except Per Share Amounts)

                                        CIM    CVI       QST                CONSOL.  TOTAL    CILCO          CONSOL.   CILCORP
                              CILCORP   CONSOL CONSOL.   CONSOL.(1) ESE     ADJUST. NONUTIL   CONSOL.       ADJUST.    CONSOL.
Revenue
  Electric                                                                                  0    322,785                322,785
  Gas                                                                                       0    195,770                195,770
  Non-Reg Energy and Energy Services                       14,835                      14,835                            14,835
  Environmental and Engineering Services                           86,497              86,497                            86,497
  Other Businesses                 28    4,700     3,255                      (159)     7,824                   681       8,505
    Total                          28    4,700     3,255   14,835  86,497     (159)   109,156    518,555        681     628,392

Operating Expenses
  Fuel for Generation and Purchased Power                   1,308                       1,308    101,622                102,930
  Gas Purchased for Resale                                 13,401                      13,401    108,286                121,687
  Other Oper and Mtnce            911    1,423     5,410    6,568  88,769      723    103,804    119,334      2,337     225,475
  Depreciation and Amortization   176       20         1       83   5,068               5,348     59,664        714      65,726
  Taxes, Other than Income Taxes   43       51         2       27     730                 853     33,422      3,006      37,281
    Total                       1,130    1,494     5,413   21,387  94,567      723    124,714    422,328      6,057     553,099
Fixed Charges and Other
  Interest Expense              4,687    2,610        29       76   1,496   (3,991)     4,907     24,161                 29,068
  Preferred Stock Dividends of Subsidiary                                                   0      3,188                  3,188
  Allowance for Funds Used During Construction                                              0        (90)                   (90)
  Other                                                                                     0        479        200         679
    Total                       4,687    2,610        29       76   1,496   (3,991)     4,907     27,738        200      32,485
Income Before Income Taxes     (5,789)     596    (2,187)  (6,628) (9,566)   3,109    (20,465)    68,489     (5,576)     42,448
Income Taxes                   (2,611)     133      (903)  (2,630) (3,567)             (9,578)    26,548     (2,465)     14,505
  Net Income Available for Common
       Stockholders            (3,178)     463    (1,284)  (3,998) (5,999)   3,109    (10,887)    41,941     (3,111)     27,943

Average Common Shares Outstanding (000)                                                                                  13,480
Total Net Income per Average Common share                                                                                  2.07
Dividends Per Common Share                                                                                                 2.46

[FN]
(1) -- Excluding ESE

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING INCOME STATEMENT
For the Year Ended December 31, 1996
(Thousands of Dollars)
                                             CLM    CIM ENERGY  CIM        CIM AIR CONSOL.  CIM
                                       CIM  CONSOL.  INV       LEASING    LEASING ADJUSTMEN CONSOLIDATED
Revenue
  Leveraged Lease Income                      3,450                1,479   1,003              5,932
  Interest Income                      1,860      1                                (1,857)        4
  Other Income                          (130)   350    (1,370)       (86)                    (1,236)
    Total Revenue                      1,730  3,801    (1,370)     1,393   1,003   (1,857)    4,700

Expenses
  Operating Expenses                   1,404     70                                           1,474
  Taxes, Other than Income Taxes          11                9                                    20
  Interest Expense                     2,335  1,541       129        434      28   (1,857)    2,610
    Total Expenses                     3,750  1,611       138        434      28   (1,857)    4,104

Income Before Income Taxes            (2,020) 2,190    (1,508)       959     975        0       596
Income Taxes                            (968) 1,070      (598)       243     386                133
Net Income Including Minority Intere  (1,052) 1,120      (910)       716     589        0       463
Minority Interest                                 0                                               0
Net Income                            (1,052) 1,120      (910)       716     589        0       463

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING INCOME STATEMENT
For the Year Ended December 31, 1996
(Thousands of Dollars)

                                                                               CONSOL.    CLM
                                       CLM    CLM 4     CLM 6       CLM 7 & 8  ADJUSTME   CONSOLIDATED
Revenue
  Leveraged Lease Income                      1,327     2,042         81                  3,450
  Interest Income                      1,233                                   (1,232)        1
  Other Income                           350                                                350
    Total Revenue                      1,583  1,327     2,042         81       (1,232)    3,801

Expenses
  Operating Expenses                      27     21         2         20                     70
  Interest Expense                     1,541    582       780       (130)      (1,232)    1,541
    Total Expenses                     1,568    603       782       (110)      (1,232)    1,611

Income Before Income Taxes                15    724     1,260        191            0     2,190
Income Taxes                             215    284       496         75                  1,070
Net Income Including Minority Interest  (200)   440       764        116            0     1,120
Minority Interest                          0                                                  0
Net Income                              (200)   440       764        116            0     1,120